UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 12, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 12, 2007, Millennium Cell Inc. (the “Company”) posted investor presentation materials on its Website at www.millenniumcell.com. Included within those materials was a slide that summarized the Company’s “Licensing HOD (hydrogen on demand) Technology Partners” which named three computer OEMs as “partners” of the Company for “longer term applications.” Although the Company has had discussions with these and other computer OEMs with respect to partnering in this area and continues to, or seek to, have contact with them from time to time, the Company currently does not have any agreement or arrangement to partner with any computer OEM and the Company can provide no assurance that it will be successful in partnering with a computer OEM in the future.

Accordingly, on January 15, 2007, the Company modified the investor presentation materials posted on its Website to eliminate any reference to the three computer OEMs previously referenced. In all other respects, the investor presentation materials are the same as originally posted on the Company’s Website. A copy of the investor presentation, as modified, is attached to this Current Report on Form 8-K as Exhibit 99.1.

On January 16, 2007, the Company issued a press release announcing the correction of the investor presentation materials. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Investor presentation of Millennium Cell Inc.

99.2	Press Release of Millennium Cell dated January 16, 2007 entitled “Millennium Cell Corrects Investor Presentation.”

The information disclosed under Item 7.01 and the information contained in Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 and the information contained in Exhibits 99.1 and 99.2 shall not be deemed an admission as to the materiality of any information that may be required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Registrant’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the Registrant’s expectations, and the Registrant expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of the Registrant’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) the Registrant’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) the Registrant’s ability to protect its intellectual property; (vi) the Registrant’s ability to achieve budgeted revenue and expense amounts; (vii) the Registrant’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) the Registrant’s ability to form strategic alliances or partnerships to help promote its technology and achieve market acceptance; (ix) the Registrant’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) the Registrant’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Risk Factors” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By:  /s/ John D. Giolli
Name: John D. Giolli, CPA
Title: Chief Financial Officer

Date: January 16, 2007

EXHIBIT INDEX

99.1	Investor presentation of Millennium Cell Inc.

99.2	Press Release of Millennium Cell dated January 16, 2007 entitled “Millennium Cell Corrects Investor Presentation.”